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                                                                   EXHIBIT 10.35
                                    L E A S E


                             ARTICLE 1. LEASE TERMS

1.1 LANDLORD AND TENANT. This lease ("Lease") is entered into this 16TH DAY OF MAY, 1997 by and between CSM PROPERTIES, INC., a Minnesota corporation, ("Landlord") and FIELDWORKS, INC. a Minnesota corporation, ("Tenant").

1.2 PREMISES. Landlord hereby rents, leases, lets and demises to Tenant the following described property as illustrated on the site plan attached hereto as EXHIBIT A: approximately 53,006 SQUARE FEET OF OFFICE, ASSEMBLY/ENGINEERING, AND WAREHOUSE SPACE, TOGETHER WITH THE NON-EXCLUSIVE RIGHT OF TENANT, ITS AGENTS, EMPLOYEES, CUSTOMERS, CONTRACTORS, INVITEES AND VISITORS, TO USE THE PARKING AREAS, WALKWAYS, ROADS, DRIVEWAYS, RESTROOMS, HALLWAYS, CORRIDORS AND ALL OTHER PORTIONS OF THE PROPERTY THAT ARE NOT LEASED OR HELD FOR LEASE, ("PREMISES") IN BUILDING B OF THE EDENVALE CROSSING BUSINESS CENTER located at ANAGRAM DRIVE AND VALLEY VIEW ROAD IN EDEN PRAIRIE, MINNESOTA, and consisting of approximately 84,922 square feet ("Building"). A floor plan of the Premises and a description of improvements, if any, to be constructed are attached hereto as EXHIBITS B AND C.

On or before the Commencement Date, the number of square feet of rentable area in the leased Premises and in the Building shall be determined and certified to Tenant by the architectural firm that designed the Building. Such certification shall include, but not be limited to, a certification that the rentable area in the leased Premises and in the Building were determined by measuring from the exterior faces of exterior walls and the mid point of common or demising walls. The costs of such certification shall be paid by Landlord. Following such certification, the Base Rent and Tenant's Pro Rata Share shall be adjusted to reflect the rentable areas of the Premises and Building determined and established by such certification, and the parties shall execute an addendum to this Lease, in the form of attached EXHIBIT D, which will establish and confirm the rentable areas of the Premises and Building, Base Rent and Tenant's Pro Rata Share.

1.3 LEASE TERM. The term of this Lease shall commence on OCTOBER 1, 1997 ("Commencement Date") and shall terminate EIGHTY-FOUR (84) MONTHS thereafter on SEPTEMBER 30 2004, unless sooner terminated as hereinafter provided. Tenant shall have access to the Premises two (2) weeks prior to October 1, 1997 to allow Tenant to install its fixtures, data and telephone systems, with the understanding that Tenant's installers will be working simultaneously with Landlord's contractors. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such holdover an amount equal to one hundred twenty-five percent (125%) of the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease, together with all additional rent as provided in this Lease. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease.

1.4  BASE RENT. Base Rent is:

                     MONTHS     MONTHLY BASE RENT      PER SQ. FT.
                     ------     -----------------      -----------
INITIAL TERM:        1-48         $38,429.35             $8.70
                     49-84        $40,372.90             $9.14

OPTION TERM:         85-120         market               market
                     121-156        market               market

1.5  PERMITTED USE: OFFICE, ASSEMBLY/ENGINEERING AND WAREHOUSING, INCLUDING,
                    BUT NOT LIMITED TO, TESTING AND MINOR REPAIR OF ELECTRONIC COMPONENTS AND CIRCUITRY.

1.6  SECURITY DEPOSIT: NONE ($0.00)

1.7  PRO RATA SHARE: SIXTY-TWO AND 42/100 PERCENT (62.42%),
                     subject to adjustment as provided in Section 2.2 hereof.

1.8  ADDRESSES.

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LANDLORD'S ADDRESS:                           TENANT'S ADDRESS:

CSM PROPERTIES, INC.                          FIELDWORKS, INC.
2575 UNIVERSITY AVE. W., SUITE 150            (THE ADDRESS OF THE PREMISES
ST. PAUL, MN  55114-1024                      ONCE ESTABLISHED)
(612) 646-1717


                     ARTICLE 2. RENT AND OPERATING EXPENSES

2.1 BASE RENT. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.4 of this Lease, which amount shall be payable to Landlord at the address shown above. One monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease. Notwithstanding anything in this Lease to the contrary, if Landlord, for any reason whatsoever (other than Tenant's default), cannot deliver possession of the Premises to the Tenant on the Commencement Date, Landlord shall not be liable for any loss or damage resulting therefrom, nor shall the expiration of the term be extended, but all rent shall be abated until Landlord delivers possession. If Landlord fails, for any reason other than force majeure or Tenant caused delays, to deliver possession to Tenant within thirty (30) days after the Commencement Date, Tenant may terminate this Lease by written notice to Landlord, which notice, to be effective, must be given prior to delivery of possession of the Premises to Tenant.

2.2 OPERATING EXPENSES. Tenant shall also pay as additional rent Tenant's pro rata share of the Operating Expenses of Landlord for the Building. Landlord may invoice Tenant monthly for Tenant's pro rata share of the estimated Operating Expenses for each calendar year, which amount shall be adjusted from time-to-time by Landlord based upon anticipated Operating Expenses. Within one hundred twenty (120) days following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail the computations of additional rent due under this Section. In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by evidence of a credit to Tenant's account. In any event the accounting shows that the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provisions in this Lease, during the year in which this Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant's pro rata share of the Operating Expenses based upon the previous year's Operating Expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which the termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including such termination date bears to 365. Tenant agrees to pay any additional rent due under this Section within ten (10) days following receipt of the invoice or accounting showing additional rent due. Tenant's pro rata share set forth in Section 1.7 shall, subject to reasonable adjustment by Landlord, be equal to a percentage based upon a fraction, the numerator of which is the total area of the Premises as set forth in Article 1 and the denominator of which shall be the net rentable area of the Building.

2.3 DEFINITION OF OPERATING EXPENSES. The term "Operating Expenses" includes all expenses incurred by Landlord with respect to the maintenance and operation of the Building, including, but not limited to, the following: maintenance, repair and replacement costs, except to the extent the costs thereof are reimbursed to Landlord by insurance; electricity, fuel, water, sewer, gas and other common Building utility charges, except any such utilities provided to the Premises which are separately metered; equipment used for maintenance and operation of the Building; operational expenses; exterior window washing and janitorial services; trash and snow removal; landscaping and pest control; management fees, wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Building; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building or project including parking and common areas; improvements made to the Building which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; installation of any device or other equipment which improves the operating efficiency of any system within the Premises and thereby reduces Operating Expenses; all other expenses which would generally be regarded as operating, repair, replacement and maintenance expenses; all real property taxes and installments of special assessments which accrue against the Building during the term of this Lease and legal fees incurred in connection with actions to reduce the same; and all insurance premiums Landlord is required to pay or deems necessary to pay, including fire and extended coverage, and rent loss and public liability insurance, with respect to the Building. Landlord estimates taxes and Operating Expenses as follows: $1.00 per square foot for 1997, $2.50 per square foot for 1998, and $3.25 per square foot for 1999.

2.4 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant's use of the Premises or if Tenant vacates the

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Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

2.5 TENANT'S RIGHT TO AUDIT. Tenant shall have the right to audit Operating Expenses and Landlord shall reimburse Tenant for its actual and reasonable out-of-pocket costs of conducting such audit, if it is determined, pursuant to such audit, that Landlord has overstated the actual amount of Tenant's share of Operating Expenses for the applicable year by an excess of at least five percent (5%). Any audit should be conducted upon at least ten (10) days' prior written notice, at a location in the Twin Cities designated by Landlord, during normal business hours, by Tenant or a regionally or nationally recognized firm of certified public accountants engaged by Tenant at their standard hourly rates. If it is determined, pursuant to such audit, that there has been an overpayment or underpayment of Tenant's share of Operating Expenses, the parties shall promptly make such reconciliation payments and/or refunds as are appropriate. Upon any final determination that there has been an overpayment of Tenant's share of Operating Expenses, and Landlord shall fail to promptly (i.e. within fifteen (15) days) reimburse Tenant as required above, Tenant shall have the right to offset the amount of such overpayment against the next installment(s) of Base Rent due hereunder.



                          ARTICLE 3. OCCUPANCY AND USE

3.1 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in Section 1.5. Landlord acknowledges that Landlord has reviewed Tenant's intended use of the Premises and hereby approves of such use. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building or otherwise interferes with, annoy or disturb any other lessee in its normal business operations or Landlord in its management of the Building. Tenant shall not permit any waste on the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would, in any way, increase or render void the fire insurance on the Building.

3.2 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Premises or Building which are visible from the exterior of the Premises, except those signs submitted to Landlord in writing, and which signs are in conformance with Landlord's sign criteria attached hereto as EXHIBIT E. Subject to Landlord's prior approval, not to be unreasonably withheld, and in compliance with applicable law, Tenant shall have the right to erect three (3) flag poles in the common area adjacent to the Premises, and to display business related flags or banners therefrom, and may install directional signage for Tenant's semi-annual shareholder meetings.

3.3 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises. Tenant will comply with the reasonable rules and regulations of the Building adopted by Landlord. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Premises, so long as such changes or amendments do not materially and adversely affect Tenant's use of the Premises. All rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

3.4 WARRANTY OF POSSESSION. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any third party that may interfere with Tenant's use and enjoyment of the Premises, however, Landlord will exercise good faith efforts to prevent such interference.

3.5 RIGHT OF ACCESS. Landlord or its authorized agents shall at any and all reasonable times, after 24 hours advance notice and execution by all parties of a confidentiality agreement requesting access, unless access is required due to an emergency, have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers, lessees, mortgagees, insurers or other interested parties, and to alter, improve or repair the Premises or any other portion of the Building. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Premises, and any other loss occasioned thereby, except loss incurred as a result of the theft or misappropriation by Landlord, its employees, contractors or agents, of Tenant's intellectual property occurring as a result of such entry. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper use, operation

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and maintenance of the Building.


                     ARTICLE 4. UTILITIES AND ACTS OF OTHERS

4.1 BUILDING SERVICES. Tenant shall pay when due, all charges for utilities furnished to or for the use or benefit of Tenant or the Premises. Tenant shall have no claim for rebate of rent on account of any interruption in service, unless service is interrupted as a result of Landlord's negligent or willful and wanton actions or omissions. Landlord shall cause gas and electrical services to the Premises to be separately metered.

4.2 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building.


                       ARTICLE 5. REPAIRS AND MAINTENANCE

5.1. LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this Section. Landlord shall keep and maintain the common areas and improvements located therein in good order, condition and repair, including, without limitation, lawn maintenance and snow, ice and debris removal consistent with industry standards for buildings comparable to the Building. Landlord shall maintain only the roof, foundation, floor slab, parking and common areas, the structural soundness of the exterior walls, doors, corridors, and other structures serving the Premises, provided, that Landlord's cost of maintaining, replacing and repairing the items set forth in this Section are Operating Expenses subject to the additional rent provisions in Section 2.2 and 2.3. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease, unless the repairs are caused by the negligent or willful and wanton actions or omissions of Landlord and prevent Tenant from using the Premises for more than three (3) consecutive days. Landlord acknowledges and agrees that the replacement of the HVAC unit compressors and/or heat exchangers exclusively serving the Premises shall be at Landlord's expense, if such items cannot be repaired. If such compressors and/or heat exchangers can be repaired, the full cost of repair will be invoiced to and paid by Tenant, unless it occurs in the first year of the lease term or is covered by a manufacturer's warranty. This agreement by Landlord is also contingent on Tenant providing proof of carrying a preventative maintenance program for the HVAC system.

5.2 LANDLORD COMPLIANCE WITH LAWS. Landlord shall comply with, or cause to be complied with, all insurance requirements and all laws, statutes, ordinances and regulations of federal, sate, county and municipal authorities (collectively "Laws") which shall impose any duty upon Landlord or Tenant with respect to the physical condition of the Building (but not with respect to the conduct of Tenant's business therein or as a result of Tenant's occupancy thereof). The costs incurred by Landlord in connection with the foregoing shall be recovered by Landlord as Operating Expenses pursuant to Sections 2.2 and 2.3 of this Lease.

5.3 TENANT REPAIRS. Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe and sanitary condition in compliance with all applicable laws, codes, ordinances, rules and regulations, except as may otherwise be provided in Sections 5.1 and 5.2 hereof. Tenant's obligations hereunder shall include, but not be limited to, the maintenance, repair and replacement, if necessary, of all heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt and rubbish. Tenant acknowledges that Tenant may, but shall not be obligated to, from time to time, remove ice and/or snow from the entry areas serving the Premises, to supplement the snow and ice removal to be provided by Landlord pursuant to Section 5.1. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant, in accordance with this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus ten percent (10%) for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor. Landlord warrants the condition of the HVAC equipment during the first year of the lease term.

5.4 TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Premises or Building or common areas, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of repairs necessary to restore the condition of the Premises shall be borne by Tenant.

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                     ARTICLE 6. ALTERATIONS AND IMPROVEMENTS

6.1 LANDLORD IMPROVEMENTS. Landlord shall, at its sole cost and expense, construct the Premises according to and to the extent provided in the plans and specifications attached hereto as EXHIBITS B AND C and designated as "Landlord's Work". Landlord's Work shall be completed in a good and workmanlike manner using new materials of good quality and in compliance with Applicable Laws. Landlord hereby guarantees all improvements for a period of one (1) year. General outline building plans for the Building conforming to or consistent with the plans and specifications for Landlord's Work, and including outline floor plans, and outline structural, mechanical and electrical plans, shall be submitted to Tenant for its review within ten (10) business days of the final signing of this Lease by Landlord and Tenant. Tenant shall have ten (10) business days from the receipt thereof to review such outline plans and specifications. Failure to make written objections thereto within said ten (10) day period shall be deemed to constitute Tenant's approval thereof. If any such objections are made by Tenant within said period, Landlord and Tenant will attempt, in good faith, to make such changes therein to accommodate Tenant's needs. Final detailed construction plans and specifications of Landlord's Work for the Building shall be submitted to Tenant for Tenant's approval within twenty (20) business days after the final signing of this Lease by Landlord and Tenant. The detailed plans and specifications of Landlord's Work for the Building shall conform with said general outline plans and specifications reviewed and approved by Tenant and with the specifications attached hereto. Any material changes or modifications in such plans or specifications shall require Tenant's review and approval. In the event of such material changes or modifications, Tenant shall have ten (10) business days from the receipt of such changes and modifications to review and comment on the same. Failure to comment within said period, in writing, shall be deemed to constitute Tenant's approval thereof. Tenant agrees that it will not withhold its approval, except for just and reasonable cause, and will not act in an arbitrary or capricious manner with respect to the approval of said final plans and specifications. When said final plans and specifications have been approved by Landlord and Tenant by affixing thereon the signature of an authorized officer or employee of each of the respective parties, a description of said final plans and specifications shall be attached to each party's copy of this Lease, in place of and in lieu of the specifications attached to this Lease at the time of its execution and Landlord shall construct and complete the Building in accordance with said final plans and specifications and applicable laws. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change orders or agreement signed by Landlord and Tenant and shall constitute an amendment to this Lease. In the event Landlord and Tenant are unable to agree upon and approve said final plans and specifications on or before the date which is forty (40) business days after the date of this Lease, either Landlord or Tenant shall have the right to terminate this Lease by giving written notice of such termination to the other party hereto. Tenant shall have the privilege of entering the Building approximately thirty (30) days prior to the substantial completion thereof (except that Tenant may enter the Building prior to that time, with the prior consent of Landlord, for the purpose of planning only) for the purpose of installing fixtures and other equipment, provided that such entry or work does not unreasonably interfere with the completion of the work to be done by Landlord. Landlord agrees to give Tenant notice of the anticipated date of substantial completion of the Building approximately one (1) month prior to such substantial completion.

In the event Tenant requests, in writing, a change in any of the final approved plans and specifications, Tenant agrees to pay Landlord upon completion of such work, the costs, if any, incurred by Landlord as a result of implementing such change request. Any request which would result in any material delay or material increase in cost shall be subject to Landlord's approval, which approval may specifically be conditioned upon additional compensation for delay, the extension of the commencement date of the term and/or the payment in cash for such added costs. Landlord shall determine (or provide its best estimate of) the cost of such change order prior to implementing such change. Any such change order which results in a material increase in costs shall be acknowledged by Tenant in writing and if the costs have been determined, then the increase shall be agreed upon in writing. If Landlord has estimated the cost of such change and such change will exceed Landlord's estimate, Landlord will obtain Tenant's prior authorization before proceeding further with such change. An itemization, with reasonable detail, of any change order resulting in an increase in costs of $100.00 or more, shall be supplied to Tenant, which itemization shall include the general contractor's administrative costs, overhead and profit (not to exceed five percent (5%) of the total change order cost) as a separate line item. Said costs shall be increased to include construction interest incurred on such costs and/or incurred as a result of any delay to commencement of the term. Tenant shall also be responsible for the costs, if any, charged to Landlord by third parties in processing any such request, which shall include, but shall not be limited to, outside consultant fees, design professional fees and Landlord's construction manager's overhead and profit (which shall be five percent (5%) of the total change order cost).

Landlord's Work as shown on the final plans shall be deemed "substantially completed" for all purposes under this Lease when: i) they are accessible and in a condition which would enable them to be fully usable by Tenant for its normal business operations, and ii) Landlord delivers to Tenant the city certificate of occupancy or other evidence of Tenant's right to occupy and use the Premises, including, without limitation, a temporary certificate of occupancy. By occupying the Premises as a tenant, Tenant shall have conclusively deemed to have accepted the same and to have acknowledged that said Premises are in the condition required by this Lease, except for

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latent defects and those punch list matters which Tenant shall have notified
Landlord of, in writing, within forty-five (45) days of such occupancy. Landlord agrees to cause to be completed or corrected as soon as reasonably possible all such latent defects and punch list matters, if within the scope of the final plans. Notwithstanding the foregoing, if Landlord's Work as shown on the final plans has been substantially completed, except for exterior matters which cannot be completed due to weather conditions and interior punch list items, then said Landlord's Work shall nonetheless be deemed substantially completed for purposes of this Lease, provided occupancy evidence has been delivered , and in such case, Landlord shall complete such uncompleted exterior matters as soon as reasonably possible once weather conditions so permit.

Landlord warrants to Tenant that Landlord's Work shall be constructed: i) in accordance with the final plans, ii) in a workmanlike and skillful manner, iii) free from all faults and defects in workmanship, material, design and title, and
iv) in compliance with all applicable laws, ordinances and regulations of governmental authorities having jurisdiction over the Premises. Landlord's obligations pursuant to this Article shall be limited to causing Landlord's Work, at its sole cost and expense, to conform to the foregoing representations and warranties; provided, however, that Tenant shall have first given timely written notice of such noncompliance to Landlord, and in any event, such notice shall be on or before ten (10) days prior to the first anniversary date of the issuance of the city certificate of occupancy. Landlord makes no other warranties or representations, either express or implied, nor any warranties of habitability or for a particular purpose, with respect to the Premises, it being understood that Tenant has approved the plans prior to construction of Landlord's Work. Landlord shall assign to Tenant all manufacturer's warranties and other warranties, if any, which it receives from third parties in connection with Landlord's Work at such time during the lease term, if necessary, for Tenant's maintenance obligations under Article 5 or other obligations under this Lease. However, Landlord shall continue to have the license and right to enforce such warranties, if necessary, in connection with the representations or warranties by Landlord to Tenant under this Section or Landlord's maintenance obligations under Article 5.

6.2 TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, but may be conditioned upon Tenant's agreement to remove such alteration or addition at the expiration or earlier termination of the lease term. Any alterations, physical additions or improvements to the Premises made and abandoned at the end of the lease term by Tenant shall become the property of Landlord upon the termination of this Lease; provided, however, Tenant may remove any physical additions and/or repair any alterations in order to restore the Premises to the conditions existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall also apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not subject to any other rights, liens and interests of Landlord.


                        ARTICLE 7. CASUALTY AND INSURANCE

7.1 SUBSTANTIAL DESTRUCTION. If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) working days after the date of written notification by Tenant to Landlord of the destruction, or if insurance proceeds are not made available to Landlord, or are inadequate, for restoration, this Lease shall terminate at the option of Landlord or Tenant by written notice to the other within thirty (30) days following the occurrence, and the rent shall be abated for the unexpired portion of the Lease effective as of the date of the written notification. In the event Landlord exercises its right of termination, as aforesaid, and at the time of such notice the remaining lease term (including any exercised option term) is two (2) years or more, such termination shall be of no force and effect if Tenant, within fifteen (15) days following receipt of Landlord's notice of termination, provides written notice to Landlord of Tenant's election to require Landlord to proceed with restoration of the Building and Premises, in which event, Landlord shall proceed with due diligence to restore the Building and Premises to substantially the same condition as existed prior to damage, the Lease shall remain in full force and effect, and the rent payable under the Lease shall be equitably adjusted during the period for which the Premises are untenantable.

7.2 PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, and insurance proceeds are adequate and available to Landlord for restoration, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. If Landlord gives Tenant written notice that restoration will take longer than one hundred eighty (180) days (which notice must be given no later than thirty (30) days after Tenant's notice to Landlord of the destruction) or in the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

7.3 LANDLORD DEFAULT. In the event Landlord shall fail to proceed with restoration of the Building and Premises as required herein, and such default continues for a period of fifteen (15) days following written notice of default from Tenant to Landlord, then Tenant may proceed with restoration and repair of the Building and Premises, to the extent necessary to permit Tenant to use and occupy the Premises, as contemplated by this Lease, and if Landlord shall fail to reimburse Tenant for the reasonable and necessary costs incurred by Tenant in connection with such restoration and repair, Tenant may offset such reasonable and necessary expenses against rent coming due under this Lease, and to the extent necessary, the term of this Lease shall be extended to permit Tenant to fully recover such costs.

7.4 PROPERTY INSURANCE. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Tenant shall maintain property insurance on its personal property and shall also maintain plate glass insurance. Subject to the rights of Landlord's lender to apply insurance proceeds, in its sole discretion, to restoration of the Building and Premises, or to payment of the mortgage loan, Tenant shall have a right in or claim to the proceeds of any policy of insurance maintained by Landlord if and to the extent Tenant undertakes restoration of the Premises pursuant to Section 7.4 above and Landlord fails to reimburse Tenant for the costs incurred by Tenant in connection therewith.

7.5 WAIVER OF SUBROGATION. Anything in this Lease to the contrary withstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the improvements of the Building or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section.

7.6 HOLD HARMLESS. Landlord shall not be liable to the Tenant or its employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the Premises caused by any act or omission of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation by the Tenant, or caused by the improvements located on the Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

Tenant shall not be liable to Landlord or its employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property in the Building or common areas serving the Building caused by any act or omission of Landlord, its agents, servants or employees, including without limitation, Landlord's failure to remove ice and snow from the common areas as required in Section 5.1 of this Lease. Landlord agrees to indemnify and hold harmless Tenant of and from any loss, attorneys' fees, expenses or claims arising out of any such damage or injury.

7.7 PUBLIC LIABILITY INSURANCE. Tenant shall, during the term hereof, keep in full force and effect, at its expense, a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, in which both Tenant and Landlord shall be covered by being named as insured parties under reasonable limits of liability not less than $1,000,000, or such greater coverage as Landlord may reasonably require, combined single limit coverage for injury or death. Such policy or policies shall provide that thirty (30) days' written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.

7.8 LANDLORD'S INSURANCE. Landlord shall maintain in full force and effect during the lease term: (i) "all risk" commercial property insurance coverage in the amount of the full replacement value of the Building, as the value may exist from time to time; (ii) worker's compensation and employer's liability for all of Landlord's employees; and (iii) earthquake and/or flood insurance if the land is in an area where such hazards are a known risk and such insurance is reasonably available and subject to reasonably customary deductibles and sublimits. Landlord's insurance shall be issued by insurance companies qualified to do business in Minnesota, with a general policyholder rating of at least A/VII or A+/V as noted in the most current Best's Insurance Report. Prior to the Commencement Date and throughout the lease term, Landlord shall provide Tenant with a certificate(s) of insurance evidencing the amounts and types of coverage described above with a thirty (30) day notice of cancellation. In addition, Landlord will cause its contractors to maintain in full force and effect commercial general liability coverage, worker's compensation and employer's liability, with minimum limits acceptable to Landlord and, as applicable, commercial property coverages to protect the interests of all parties in the Building.


                             ARTICLE 8. CONDEMNATION

8.1 SUBSTANTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

8.2 PARTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, the rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.


                        ARTICLE 9. ASSIGNMENT OR SUBLEASE

9.1 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.2 TENANT ASSIGNMENT. Other than an assignment to a parent, subsidiary or affiliate, or to an entity or person which controls or is controlled by Tenant ("Permitted Assignee"), Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and in no event shall said such assignment (whether to a Permitted Assignee or otherwise) or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. Notwithstanding anything in this Lease to the contrary, in the event of any assignment or sublease, any option or right of first refusal granted to Tenant shall not be assignable by Tenant to any assignee or sublessee. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Tenant shall provide Landlord with written notice of an assignment to any Permitted Assignee.

9.3 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises to a third party which is not a Permitted Assignee, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublease or assignee, Landlord shall have the following options: (1) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent, less Tenant's reasonable costs in completing the assignment or subletting, and other excess consideration within ten (10) days following receipt thereof by Tenant; or (2) refuse to consent to the proposed assignment or sublease if such refusal is commercially reasonable, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

9.4 RIGHTS OF MORTGAGE. Tenant accepts this Lease subject and subordinate to any recorded mortgage presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require, provided that such instruments expressly state that Tenant's occupancy shall not be disturbed as long as Tenant is not in default. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord, provided said Purchaser agrees in writing that Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default hereunder.

9.5 TENANT'S STATEMENT. Tenant agrees to furnish, no more than two (2) times each calendar year, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim or offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance. Tenant agrees to furnish, no more than two (2) times each calendar year, within ten (10) days after receipt of a request from Landlord, a financial statement of Tenant containing the most recent quarterly published information, certified as true and correct by Tenant.


   ARTICLE 10. LANDLORD'S LIEN AND SECURITY AGREEMENT (Intentionally Omitted)


                        ARTICLE 11. DEFAULT AND REMEDIES

11.1 DEFAULT BY TENANT. The following shall be deemed to be events of default ("Default") by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease;
(2) Tenant shall abandon any substantial portion of the Premises; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent or additional rent, and the failure is not cured within thirty (30) days after written notice to Tenant; (4) Tenant shall file a petition or an involuntary petition is filed against Tenant; or Tenant becomes insolvent under any applicable federal or state bankruptcy or insolvency law; or Tenant admits that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and/or project of which the Premises are a part.

In the event that an order for relief is entered in any case under Title 11, U.S.C. (the "Bankruptcy Code") in which Tenant is the debtor and: (A) Tenant as debtor-in-possession, or any trustee who may be appointed in the case (the "Trustee") seeks to assume the lease, then Tenant, or Trustee if applicable, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of Tenant's future performance under the Lease by depositing with Landlord a sum equal to the lesser of twenty-five percent (25%) of the rental and other charges due for the balance of the Lease term or six (6) months' rent ("Security"), to be held (in an interest bearing account) to secure Tenant's obligation under the Lease, and (B) Tenant, or Trustee if applicable, seeks to assign the Lease after assumption of the same, then Tenant, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of the proposed assignee's future performance under the Lease by depositing with Landlord a sum equal to the Security to be held (in an interest bearing account) to secure performance under the Lease. Nothing contained herein expresses or implies, or shall be construed to express or imply, that Landlord is consenting to assumption and/or assignment of the Lease by Tenant, and Landlord expressly reserves all of its rights to object to any assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any "fire", "bankruptcy", "going out of business" or auction sale in or from the Premises. The foregoing notwithstanding, Tenant shall not be in default if Tenant vacates all or any portion of the Premises and (i) Tenant, a Permitted Assignee, or an approved subtenant or assignee occupies the Premises (or portion thereof) vacated by Tenant within ninety (90) days after Tenant has vacated, and (ii) Tenant is not in default under any other provision of this Lease.

11.2 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of a Default as defined above, Landlord may elect either (i) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant's bankruptcy estate, or (ii) to terminate Tenant's right to possession only without cancelling and terminating Tenant's continued liability under this Lease. Notwithstanding the fact that initially Landlord elects under (ii) to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving three (3) days' written notice to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

In the event of election under (ii) to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter the Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay all amounts hereunder for the full stated term. Upon such reentry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such reentry shall be conducted in the following manner: without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises; and, otherwise, by resort to judicial process. Upon and after entry into possession without termination of the Lease, Landlord may, but is not obligated to, relet the Premises, or any part thereof, to any one other than the Tenant, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine. Landlord may make alterations and repairs to the Premises to the extent deemed by Landlord necessary or desirable to relet the Premises.

   Upon such reentry, Tenant shall be liable to Landlord as follows:

   A. For all attorneys' fees incurred by Landlord in connection with exercising any remedy hereunder;

   B. For the unpaid installments of base rent, additional rent or other unpaid sums which were due prior to such reentry, including interest and late payment fees, which sums shall be payable immediately.

   C. For the installments of base rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after reentry during which the Premises remain vacant, including late payment charges and interest, which sums shall be payable as they become due hereunder.

   D. For all expenses incurred in releasing the Premises, including leasing commissions, attorneys' fees, and costs of alteration or repairs, which shall be payable by Tenant as they are incurred by Landlord; and

   E. While the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

Notwithstanding Landlord's election to terminate Tenant's right to possession only, and notwithstanding any reletting without termination, Landlord, at any time thereafter, may elect to terminate this Lease, and to recover (in lieu of the amounts which would thereafter be payable pursuant to the foregoing, but not in diminution of the amounts payable as provided above before termination), as damages for loss of bargain and not as a penalty, an aggregate sum equal to the amount by which the rental value of the portion of the term unexpired at the time of such election is less than an amount equal to the unpaid base rent, percentage rent, and additional rent and all other charges which would have been payable by Tenant for the unexpired portion of the term of this Lease, which deficiency and all expenses incident thereto, including commissions, attorneys' fees, expenses of alterations and repairs, shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the term had not expired. If Landlord, after such reentry, leases the Premises, then the rent payable under such new lease shall be conclusive evidence of the rental value of the unexpired portion of the term of this Lease.

If this Lease shall be terminated by reason of bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant's estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined by the immediately preceding paragraph.

11.3 LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT. If Tenant shall be in Default under this Lease, Landlord may cure the Default at any time for the account and at the expense of Tenant. If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord upon demand for any amount expended by Landlord in connection with the cure, including, without limitation, attorneys' fees and interest.

11.4 INTEREST, ATTORNEY'S FEES AND LATE CHARGE. In the event of a Default by
Tenant: (1) if a monetary default, interest shall accrue on any sum due and unpaid at the rate of the lesser of twelve percent (12%) per annum or the highest rate permitted by law and, if Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment or any other payment due from Tenant to Landlord is not received by Landlord on or before the fifth (5th) day of the month for which the rent is due, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

11.5 ADDITIONAL REMEDIES, WAIVERS, ETC.

     A. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

     B. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

     C. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a Default.

     D. No waiver of Default shall extend to or affect any other
        Default or impair any right or remedy with respect thereto.

     E. No action or inaction by Landlord shall constitute a waiver of Default.

     F. No waiver of a Default shall be effective unless it is in writing and signed by Landlord.

11.6 LANDLORD DEFAULTS. At the option of Tenant, Landlord shall be considered in default under the terms of this Lease if, during the term of this Lease, Landlord fails to pay any amounts or perform any obligations required to be paid or performed by Landlord and such failure continues for thirty (30) days after written notice thereof is given to Landlord by Tenant. In the event of default by Landlord, Tenant may immediately or at any time thereafter, upon notice, cure such default for the account and at the expense of Landlord. If Tenant, by reason of such default is compelled to pay or elects to pay any sum of money, or is compelled to incur any expense, including reasonable attorney's fees, the sums so paid, with interest thereon at the rate of twelve percent (12%) per annum from the date of payment, shall be paid to Tenant by Landlord within five
(5) days of demand, or upon failure of Landlord to make such payment, the sums so paid may be offset against the next rent installment(s).


                 ARTICLE 12. RELOCATION (Intentionally Omitted)


               ARTICLE 13. AMENDMENT AND LIMITATION OF WARRANTIES

13.1 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES: THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

13.2 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

13.3 LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.


                            ARTICLE 14. MISCELLANEOUS

14.1 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises, if said owner agrees not to disturb Tenant's occupancy, so long as Tenant is not in default hereunder.

14.2 USE OR RENT TAX. If applicable in the jurisdiction where the Premises are issued, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord under the terms of this

Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, Operating Expenses or other charge upon which the tax is based as set forth above.

14.3 ACT OF GOD. Neither Landlord nor Tenant shall be required to perform any non-monetary covenant or obligation in this Lease, or be liable in damages to the other, so long as the performance or non-performance of the non-monetary covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by the other.

14.4 HEADINGS. The section headings appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

14.5 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.8. All payments required to be made by Landlord to Tenant shall be payable at the address set forth in Section 1.8, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.8.

14.6 TENANT'S AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this lease shall be liable, individually, as Tenant.

14.7 HAZARDOUS SUBSTANCES. Except for substances and quantities which are normally used in the operation of Tenant's business or the maintenance or operation of the Premises, and which are used, stored and disposed of in accordance with all applicable environmental laws and regulations, Tenant, its agents or employees, shall not bring or permit to remain on the Premises or Building any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials"). Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition by Tenant or (ii) the presence of any Hazardous Materials on, under, or about the Premises or the Building during the term of the Lease caused by or arising, in whole or in part, out of the actions of Tenant, its agents or employees. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the presence and any release of any Hazardous Materials in, on, under or about the Premises or the Building during the term of the Lease caused by or arising, in whole or in part, out of the actions of Tenant, its agents or employees, in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this paragraph; upon learning of the presence of any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises or the Building. The obligations of Tenant hereunder shall survive the expiration of earlier termination, for any reason, of this Lease.

14.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.9 LANDLORD'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building as herein expressly provided.

14.10 BROKERAGE. Landlord and Tenant each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease, other than fees due to JOE ANTONUCCI OF LANDMARK PARTNERS, INC., which are the responsibility of LANDLORD. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant.

14.11 MANAGEMENT AGENT. Landlord hereby notifies Tenant that the person authorized to execute this Lease and manage the Premises is CSM Corporation, a Minnesota corporation, which

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

has been appointed to act as the agent in leasing management and operation of the Building for owner and is authorized to accept service of process and receive or give receipts for notices and demands on behalf of Landlord. Landlord reserves the right to change the identity and status of its duly authorized agent upon written notice to Tenant.

14.12 OPTION TO EXPAND. Tenant shall have a one time Option to Expand the area of the Premises by 15,012 square feet in the "Option to Expand Area" depicted on EXHIBIT B, which option shall be exercised, if at all, subject to the following terms and conditions:

A. The additional 15,012 square feet of space to be provided pursuant to this Option to Expand shall be delivered by Landlord to Tenant, if at all, at any time from the expiration of lease month thirty-seven (37) through the expiration of lease month forty-nine (49) of the term of this Lease, as determined in Landlord's sole discretion and as described in item (D) below;

B. The space shall be delivered in a warehouse finish condition, which, for the purposes of this provision, shall mean:

         CEILINGS:         Exposed prime painted structural steel and metal
                           deck.
         FLOORS:    5" reinforced, cure-sealed, concrete slab on grade.
         WALLS:            Demising walls shall be built with metal framing and
                           drywall to the underside of the structural deck
                           above, fire taped only, as required by local
                           governing codes. The interior surface of concrete
                           block walls shall remain unfinished.
         HVAC:      The warehouse area shall be heated only by means of gas
                           fired unit heaters to maintain 65(Degree) F.
         FIRE              PROTECTION: High bay brass upright
                            sprinkler heads for minimum
                            (ordinary hazard) density
                            requirements (laterals only, no
                            drops) are included as part of shell
                            building construction.
         PLUMBING:          A 6" PVC waste line  under-floor and a 2" copper
                            cold water line overhead shall be included as part
                            of the shell building construction.
         WAREHOUSE
         LIGHTING:          8'-2"  tube fluorescent light fixtures mounted at
                            roof joists are included to provide approximately
                            one fixture per 250 square feet of warehouse space.
         LIGHT SWITCHES:    All warehouse lights to be switched at the main
                            service panel.
         ELECTRICAL OUTLETS: One (1) wall  mounted, 120 volt duplex outlet has been included at the main electric panel.
         TELEPHONE OUTLETS: One (1) wall mounted  telephone  outlet shall be included at the main  electric panel.
         EXIT LIGHTS &      Emergency lighting shall be provided as required by
         EMERGENCY LIGHTS:  code and the Fire Marshall.
         ELECTRICAL SERVICE: Main service shall be a 480/277 volt, 100 ampere panel with a step down transformer to a 100 ampere, 120/208 volt panel.

C.       The Base Rent for the space shall be $4.50 per square foot per year;

D. Landlord shall, prior to the expiration of lease month thirty (30), notify the Tenant, in writing, that either: (i) Landlord will be able to deliver the expansion space at the expiration of lease month thirty-seven (37); or (ii) Landlord will be able to deliver the expansion space at the expiration of lease month forty-nine (49).

E. Tenant may exercise this option, if at all, by giving Landlord unconditional and irrevocable written notice of exercise within sixty
         (60) days following receipt of Landlord's written notice of availability of the space.

F. If Tenant fails to exercise its Option to Expand strictly in accordance with the terms hereof, then the Option to Expand shall become null and void.

G. Upon the exercise of this Option to Expand by Tenant, Landlord and Tenant will promptly execute an addendum to this Lease to accomplish the following:

         (i)      Add the expansion space to the leased Premises;

         (ii) Establish the effective date for the delivery and addition of such space;

         (iii) Confirm that the initial term of the expansion option shall be coterminous with the then existing lease;

         (iv) Establish and confirm that the base rental for the expansion space shall be the prevailing warehouse rate in effect at the time of the initial term of the Lease.

         (v) Adjust Tenant's operating expense participation percentage to reflect the addition of the expansion space, from and after the effective date thereof;

H. It is an express condition of Tenant's exercise of this Option to Expand that Tenant not be in Default in the performance of its obligations under the Lease.

14.13 OPTION TO EXTEND TERM. If this Lease has not been previously canceled or terminated and if Tenant is not then in default under this Lease, then Tenant shall have the option to extend the lease term upon the same conditions and covenants contained in this Lease for two (2) consecutive periods of three (3) years each (singularly "Renewal Term") except that (i) the Base Rent during any Renewal Term shall be the market Base Rent as of the commencement date of the Renewal Term in question multiplied by the rentable square footage of the Premises, and (ii) Landlord's obligations relative to replacement of HVAC unit compressors or heat exchangers shall be modified such that Landlord shall be entitled to recover the full costs of any such replacements, monthly during the term of the Lease, on an amortized basis, with the cost being amortized over the useful life of the replacement at an amortization rate equal to US Treasury Securities having a term comparable to the useful life of the replacement item. The first Renewal Term shall commence on the date the original term of this Lease expires and the second Renewal Term shall commence on the last day of the then expiring Renewal Term. Tenant shall exercise each option by giving unconditional and irrevocable written notice of exercise to Landlord by the later of (a) forty-five (45) days after Landlord notifies Tenant of Landlord's determination of the market Base Rent (which notice shall be given not later than nine (9) months prior to the expiration of the original lease term or the first Renewal Term), or (b) two hundred ten (210) days prior to the expiration of the original term of this Lease or any Renewal Term, as the case may be. If not timely exercised, all of Tenant's options to extend the term of this Lease shall expire and Tenant shall have no further right to extend the term of this Lease.

14.14 MEMORANDUM OF LEASE. Tenant and Landlord shall, upon the written request of the other, execute a memorandum or short form lease in a form suitable for recording. Said memorandum of lease shall be dated on the date and year of the execution of this Lease and shall disclose the parties, the term of this Lease and such other terms and conditions of this Lease as Tenant may reasonably require. In the event that any such instrument is recorded, Tenant shall, upon request of Landlord following the expiration or earlier termination of this Lease, execute and deliver a quit claim deed for the property or other instrument that is reasonable in form and that memorializes the occurrence and effect of any such expiration or termination.

14.15 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.


IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective the day and year first above written.

LANDLORD                          TENANT
--------                          ------
CSM INVESTORS, INC.               FIELDWORKS, INC.

BY:   /S/ DAVID CARLAND                    BY:   /S/ STEVEN A. MANSKE
ITS:       VICE PRESIDENT                  ITS:        VICE PRESIDENT OF FINANCE

THE FOLLOWING EXHIBITS TO THE LEASE HAVE BEEN OMITTED IN THIS EDGAR FILING:

         Exhibit A         Illustration of the site plan
         Exhibit B         Floor plans of the building
         Exhibit C         Outline of building specifications
         Exhibit D         Example of addendum to lease
         Exhibit E         Signage criteria

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